UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2010

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 – 3rd Avenue South, Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01        Completion of Acquisition or Disposition of Assets.

On September 21, 2010, The Valspar Corporation completed its previously announced acquisition of all of the issued and outstanding shares of Australian paint manufacturer, Wattyl Limited (ASX:WYL), from its shareholders.  Wattyl distributes leading paint brands to retail customers through home improvement centers and hardware outlets and to trade customers through a network of 140 company-owned stores.

Wattyl had 2009 sales of AUD 381.4 million.  Valspar acquired all outstanding Wattyl shares for approximately AUD 142 million and assumed existing debt.

Item 7.01        Regulation FD Disclosure.

On September 21, 2010, The Valspar Corporation issued a press release relating to the acquisition of Wattyl Limited.  A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8−K.

Item 9.01        Financial Statements and Exhibits.

(d)     Exhibits.

99.1        Press Release dated September 21, 2010.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: September 21, 2010	/s/ Rolf Engh
	Name:	Rolf Engh
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 21, 2010.